UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2019
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPK	NASDAQ Global Select Market

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of OPKO Health, Inc., (the “Company”), the Company's stockholders approved an amendment to the Company's amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the common stock that may be issued from 750 million shares to 1 billion shares (the “Charter Amendment”), as described in the Company's 2019 Proxy Statement (the “2019 Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2019. The Charter Amendment was filed with the Secretary of State of the State of Delaware on June 20, 2019 and became effective on such date. The Charter Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2019, the Company held the Annual Meeting. Below is a summary of the proposals and corresponding votes.

1.	All nine nominees were elected to the Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Votes

Phillip Frost, M.D.	360,959,527	13,881,686	129,623,450
Jane H. Hsiao, Ph.D.	321,761,978	53,079,235	129,623,450
Steven D. Rubin	321,134,297	53,706,916	129,623,450
Robert S. Fishel, M.D.	363,916,903	10,924,310	129,623,450
Richard M. Krasno, Ph.D.	366,983,988	7,857,225	129,623,450
Richard A. Lerner, M.D.	366,296,459	8,544,754	129,623,450
John A. Paganelli	339,795,674	35,045,539	129,623,450
Richard C. Pfenniger, Jr.	366,883,611	7,957,602	129,623,450
Alice Lin-Tsing Yu, M.D., Ph.D.	367,145,849	7,695,364	129,623,450

2.
The stockholders voted to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of the Company’s Common Stock that the Company may issue from 750 million shares to 1 billion shares as disclosed in the 2019 Proxy Statement for the Annual Meeting. The votes on the OPKO Authorized Share Increase Proposal were as follows:

For	Against	Abstain

466,547,752	35,671,721	2,245,191

3.
The stockholders voted to approve, on a non-binding advisory basis, the compensation of the named executive officers of the Company as disclosed in the 2019 Proxy Statement for the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Vote

351,096,471	22,996,698	748,045	12,623,450

4.
The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes on this proposal were as follows:

For	Against	Abstain

499,815,890	3,425,402	1,223,371

No other matters were considered or voted upon at the meeting.

ITEM 7.01.	Regulation FD

A message from Dr. Phillip Frost, Chairman and Chief Executive Officer, has been posted to the Company’s website at www.opko.com. As previously disclosed in the 2019 Proxy Statement, questions pertinent to meeting matters that could not be answered during the Annual Meeting due to time constraints will be posted online. Such answers have been incorporated in or addressed in the remarks from Dr. Frost.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of OPKO Health, Inc.

Exhibit List

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of OPKO Health, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Adam Logal
Date: June 21, 2019	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer